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                                                                      EXHIBIT 21

                               I-FLOW CORPORATION
                              LIST OF SUBSIDIARIES

                                                          State or Jurisdiction
            Name                                           of Incorporation
            ----                                           ----------------
Block Medical de Mexico, S.A. de C.V.                     Mexico

I-Flow International, Inc.                                U.S. Virgin Islands

InfuSystem, Inc.                                          California

Spinal Specialties, Inc.                                  Delaware